Exhibit 16.1


Stan J. H. Lee, CPA                                      Tel: 760-612-1269
2182 Lemoine Avenue                                      Fax: 815-846-7550
Suite 200                                        email: stanL@dmhdxcpa.com
Fort Lee, NJ 07024


June 5th, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

   I have read the statements made by Oxford Technologies Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K/A, as part of the Company's Form 8-K/A report dated June 6, 2003.
I agree with the statements concerning our firm in such Form 8-K/A.


Very truly yours,


/s/ Stan J.H. Lee, CPA
-----------------------
 Stan J. H. Lee, CPA